Exhibit 10 (d)

                   SCHERING-PLOUGH CORPORATION


                          Amendments to

                    1992 Stock Incentive Plan


     The 1992 Stock Incentive Plan is hereby amended as follows:

     1. Paragraph 6(j) is hereby amended in its entirety to read as follows:
          (j) No option whose grant is intended to be exempt from Section 16(b) under the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 and the other rules and regulations promulgated thereunder shall be transferable other than as permitted by Section 16(b), Rule 16b-3 and such other rules and regulations and, except as permitted under Paragraph 6(k), no option granted pursuant to this Plan may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. The optionee may designate in writing a beneficiary of the option in the event of his death.

     2. Paragraph 6(k) is hereby redesignated as Paragraph 6(1), and the following new Paragraph 6(k) is hereby added:
          (k) The Committee may grant options that are transferable, or amend outstanding options to make them transferable, by the optionee (any such option so granted or amended a "Transferable Option") to one or more members of the optionee's immediate family, to a partnership of which the only partners are members of the optionee's immediate family, or to a trust established by the optionee for the benefit of one or more members of the optionee's immediate family, which grant, or as a result of such amendment, such option, is not intended to be exempt from Section 16(b) under the Securities Exchange Act of 1934 pursuant to Rule 16b-3 thereunder. For this purpose the term "immediate family" means the optionee's spouse, children and grandchildren. Consideration may not be paid for the transfer of a Transferable Option. A transferee described in this Paragraph 6(k) shall be subject to all terms and conditions applicable to the Transferable Option prior to its transfer. The stock option agreement with respect to a Transferable Option shall set forth its transfer restrictions, such stock option agreement shall be approved by the Committee, and only options granted pursuant to a stock option agreement expressly permitting transfer pursuant to this Paragraph 6(k) shall be so transferable.


21153-1